UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 18, 2011

Olympic Steel, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	0-23320	34-1245650
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
5096 Richmond Road
Bedford Heights, Ohio 44146
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (216) 292-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 18, 2011, Olympic Steel, Inc. (“Olympic”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Chicago Tube and Iron Company, a Delaware corporation (“CTI”), and the holders of a majority of CTI’s outstanding common shares. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, a wholly-owned subsidiary of Olympic will merge with and into CTI (the “Transaction”), and CTI will become a wholly-owned subsidiary of Olympic.
     The Transaction purchase price is $150 million in cash, plus the assumption of approximately $6 million of indebtedness. The purchase price is subject to a working capital adjustment, as well as a dollar-for-dollar cash adjustment to the extent that CTI has more or less than $8.75 million in cash at the closing. Olympic expects to use the CTI cash on hand to pay up to an aggregate of $12.75 million to certain CTI officers and employees in connection with a goodwill payment and retention bonuses (which bonuses are payable in four installments). Upon completion of the Transaction, Dr. Donald McNeeley will enter into a five-year employment agreement with Olympic and is expected to become a member of Olympic’s Board of Directors.
     The Merger Agreement provides for customary representations, warranties and covenants, including, among others, that each party will use commercially reasonable efforts to complete the Transaction. Concurrently with the execution of the Merger Agreement, Olympic entered into non-compete agreements with key stockholders of CTI (“Non-Competition Agreements”). The Non-Competition Agreements provide for customary non-solicit, non-compete and confidentiality covenants in favor of Olympic.
     The completion of the Transaction is subject to the satisfaction of a number of customary conditions, including the expiration of waiting periods and the receipt of approvals under the Hart-Scott-Rodino Antitrust Improvements Act. The parties expect the Transaction to close on July 1, 2011, at which time Olympic anticipates that it will conduct a conference call and simulcast.
     The foregoing description of the Merger Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference.
* * * *
Notice Regarding Forward-Looking Statements
     Forward-looking statements in this Current Report on Form 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “should,” “intend,” “expect,” “believe,” “estimate,” “project,” “plan,” “potential,” or “continue,” as well as the negative of these terms or other similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by such statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to: the ability to successfully close the Transaction on July 1, 2011 or at all; the ability to successfully integrate CTI and achieve the expected results of the Transaction; the ability to retain CTI’s management team and CTI’s relationships with customers and suppliers; and general and global business, economic, financial, credit and political conditions. Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which disclosure is incorporated herein by reference, and elsewhere in reports that Olympic files or furnishes with the SEC. This Current Report on Form 8-K speaks only as of its date, and Olympic undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law. You are advised, however, to consult any further disclosures Olympic makes on related subjects in its reports filed with or furnished to the SEC.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 18, 2011, by and among OLYAC II, Inc., Olympic Steel, Inc., Chicago Tube and Iron Company, the Stockholders of Chicago Tube and Iron Company listed on Schedule I, and Dr. Donald McNeeley, as the Representative of the Stockholders.*

*	The exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Olympic Steel, Inc.
By:	/s/ Richard T. Marabito
Richard T. Marabito
Chief Financial Officer & Treasurer

Date: May 20, 2011

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 18, 2011, by and among OLYAC II, Inc., Olympic Steel, Inc., Chicago Tube and Iron Company, the Stockholders of Chicago Tube and Iron Company listed on Schedule I, and Dr. Donald McNeeley, as the Representative of the Stockholders.*

*	The exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

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